Exhibit 4-9

MASTER ISSUER CASH MANAGEMENT AGREEMENT
28 NOVEMBER 2006
ABBEY NATIONAL PLC (as Master Issuer Cash Manager) and HOLMES MASTER ISSUER PLC (as Master Issuer) and THE BANK OF NEW YORK, LONDON BRANCH (as Master Issuer Security Trustee)

Allen & Overy LLP

Schedule

1.	Master Issuer Cash Management Services	20
2.	Cash Management and Maintenance of Ledgers	22
3.	Form of Master Issuer Quarterly Report	29
Signatories		35

THIS MASTER ISSUER CASH MANAGEMENT AGREEMENT is made on 28 November 2006

BETWEEN:

(1)

ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as cash manager (the Master Issuer Cash Manager, which expression shall include such other person as may from time to time be appointed as cash manager pursuant to this Agreement);

(2)

HOLMES MASTER ISSUER PLC (registered number 5953811), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the Master Issuer); and

(3)

THE BANK OF NEW YORK, LONDON BRANCH whose London branch address is at 40th Floor, One Canada Square, London E14 5AL (acting in its capacity as Master Issuer Security Trustee which expression shall include such persons and all other persons for the time being acting as the trustee or trustees under the Master Issuer Deed of Charge).

WHEREAS:

(A)

On the 2006-1 Closing Date and on subsequent Closing Dates the Master Issuer will issue Master Issuer Notes constituted by the Trust Deed. The Master Issuer will make the Master Issuer Term Advances to Funding from the proceeds of the issue of the Master Issuer Notes.

(B)

The Master Issuer Cash Manager is willing to provide cash management services to the Master Issuer and the Master Issuer Security Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1

The Amended and Restated Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on 28th November 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and Clause 2 of the Master Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule, the Master Issuer Master Definitions and Construction Schedule shall prevail.

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2.	APPOINTMENT OF MASTER ISSUER CASH MANAGER

2.1	Appointment

Until termination pursuant to Clause 11, the Master Issuer and the Master Issuer Security Trustee (according to their respective estates and interests) each hereby appoints the Master Issuer Cash Manager as its lawful agent to provide the Master Issuer Cash Management Services set out in this Agreement. The Master Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2	Duties prescribed by Transaction Documents

For the avoidance of doubt and in connection with the powers conferred under Clause 2.1, save as expressly provided elsewhere in this Agreement, nothing in this Agreement shall be construed so as to give the Master Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Master Issuer Transaction Documents.

2.3	Appointment conditional upon issuance of 2006-1 Notes

The appointment pursuant to Clause 2.1 is conditional upon the issue of 2006-1 Notes on the 2006-1 Closing Date and shall take effect upon and from the 2006-1 Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of 2006-1 Notes has not occurred by 29th November 2006, or such later date as the Master Issuer and the Lead Managers may agree, this Agreement shall cease to be of further effect.

3.	THE MASTER ISSUER CASH MANAGEMENT SERVICES

3.1	General

The Master Issuer Cash Manager shall provide the services set out in this Agreement (including, for the avoidance of doubt, the Schedules) (the Master Issuer Cash Management Services).

3.2	Approvals and authorisations

The Master Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Master Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Master Issuer, all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Master Issuer and shall, so far as it is reasonably able to do so, perform the Master Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3	Compliance with Transaction Documents, etc.

The Master Issuer Cash Management Services shall include procuring (so far as the Master Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Master Issuer with all applicable legal requirements and with the terms of the Master Issuer Transaction Documents, PROVIDED ALWAYS THAT the Master Issuer Cash Manager shall not lend or provide any sum to the Master Issuer and that the Master Issuer Cash Manager shall have no liability whatsoever to the Master Issuer, the Master Issuer Security Trustee or any other person for any failure by the Master Issuer to make any payment due by any of them under any of the Master Issuer Transaction Documents (other than to the extent arising from any failure by the Master Issuer Cash Manager to perform any of its obligations under any of the Master Issuer Transaction Documents).

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3.4	Liability of Master Issuer Cash Manager

(a)

The Master Issuer Cash Manager shall indemnify each of the Master Issuer and the Master Issuer Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, fraud, bad faith or wilful default of the Master Issuer Cash Manager in carrying out its functions as Master Issuer Cash Manager under, or as a result of a breach by the Master Issuer Cash Manager of, the terms and provisions of this Agreement or such other Master Issuer Transaction Documents to which the Master Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

(b)

For the avoidance of doubt, the Master Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Master Issuer or the Master Issuer Security Trustee and/or any other person as a result of the proper performance of the Master Issuer Cash Management Services by the Master Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, fraud or wilful default of the Master Issuer Cash Manager under, or as a result of a breach by the Master Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Master Issuer Transaction Documents to which the Master Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.	PAYMENTS, ACCOUNTS, LEDGERS

4.1	Master Issuer Transaction Account

(a)

The Master Issuer Cash Manager hereby confirms that the Master Issuer Transaction Accounts have been established on or before the date of this Agreement and that the mandates in the agreed form will apply to those accounts as at the Programme Date. The Master Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Master Issuer Cash Manager) that as at the Programme Date the Master Issuer Transaction Accounts will be operative and that the Master Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Master Issuer Transaction Accounts other than as created under or permitted pursuant to the Master Issuer Deed of Charge.

(b)	The Master Issuer Cash Manager shall procure that the following amounts are paid into the Master Issuer Transaction Accounts:

(i)	all amounts of interest paid on the Master Issuer Term Advances;

(ii)	all repayments or prepayments of principal on the Master Issuer Term Advances;

(iii)

all amounts received by the Master Issuer pursuant to any Master Issuer Swap Agreement (other than any amounts of collateral required to be transferred by a Master Issuer Swap Provider which shall be paid into the relevant Master Issuer Swap Collateral Account or any termination amounts which shall be paid into the Additional Master Issuer Account); and

(iv)	subject to Clause 4.1(g), Clause 4.1(h) and Clause 4.1(i), any other amounts whatsoever received by or on behalf of the Master Issuer after the Programme Date,

and the Master Issuer Cash Manager shall procure that all interest earned on the Master Issuer Transaction Accounts and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of

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the Master Issuer Transaction Accounts are credited to such account except that any interest earned in respect of any collateral transferred by any Master Issuer Swap Provider under any Master Issuer Swap Agreement or any investment proceeds from Authorised Investments in which such collateral is invested shall be paid into the relevant Master Issuer Swap Collateral Account. All amounts received by the Master Issuer denominated (i) in Sterling shall be paid into the Master Issuer Sterling Account; (ii) in Dollars shall be paid into the Master Issuer Dollar Account; and (iii) in Euro shall be paid into the Master Issuer Euro Account.

(c)

Each of the payments into the Master Issuer Transaction Accounts referred to in Clause 4.1(b) shall be made forthwith upon receipt by the Master Issuer or the Master Issuer Cash Manager of the amount in question.

(d)

For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Master Issuer Cash Manager may, and shall, withdraw Cash from the Master Issuer Transaction Accounts if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e)

The Master Issuer Cash Manager shall promptly notify each of the Master Issuer and the Master Issuer Security Trustee of any additional account which supplements or replaces any account specifically referred to in the definition of the "Master Issuer Transaction Accounts" in the Master Issuer Master Definitions and Construction Schedule.

(f)

Each of the Master Issuer Cash Manager and the Master Issuer undertakes that, so far as it is able to procure the same, the Master Issuer Transaction Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Master Issuer Bank Account Agreement, be changed without the prior written consent of the Master Issuer Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Master Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Master Issuer Security Trustee, in accordance with the terms of the Master Issuer Bank Account Agreement.

(g)	(i)

Any and all amounts of collateral provided to the Master Issuer by any of the Master Issuer Swap Providers under any of the Master Issuer Swap Agreements will be held in the relevant Master Issuer Swap Collateral Account;

(ii)

for the avoidance of doubt, references in this Agreement to amounts received from any of the Master Issuer Swap Providers under any of the Master Issuer Swap Agreements will, save as provided in Clause 4.1(g)(iii) below, exclude any and all amounts of collateral provided to the Master Issuer by any Master Issuer Swap Provider under any of the Master Issuer Swap Agreements;

(iii)	under each Master Issuer Swap Agreement:

(I)

any amount standing to the credit of each Master Issuer Swap Collateral Account in respect of such Master Issuer Swap Agreement, after the deduction of (A) the applicable termination amount due, if any, or (B) any amount which the Master Issuer is entitled to in accordance with the terms of the credit support agreement applicable thereto, in each case, from the relevant Master Issuer Swap Provider to the Master Issuer under such Master Issuer Swap Agreement, shall be paid directly to the relevant Master Issuer Swap Provider in accordance with terms of the relevant credit support agreement; and

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(II)

the remaining amounts standing to the credit of each Master Issuer Swap Collateral Account shall be applied to discharge the relevant Master Issuer Swap Provider's obligations to the Master Issuer by way of termination amounts pursuant to the relevant Master Issuer Swap Agreement; and

(iv)	all amounts standing to the credit of each Master Issuer Swap Collateral Account after the application of (ii) above shall be applied:

(I)	prior to the enforcement of the Master Issuer Security, in or towards the premium payable (if any) as a result of entering into a replacement swap agreement; or

(II)

following the enforcement of the Master Issuer Security and following an early termination of the Master Issuer Swap Agreements as a result of an event of default and subject to the terms of the Master Issuer Deed of Charge, either: (i) in or towards the payment of any costs (including any premium) payable (if any) as a result of entering into a replacement swap agreement; or (ii) by the Master Issuer Security Trustee as Master Issuer Revenue Receipts in accordance with the relevant Master Issuer Post-Enforcement Priority of Payments.

(h)

In the event that the Master Issuer owes a termination payment to a Master Issuer Swap Provider as a result of an early termination of a Master Issuer Swap Agreement due to the ratings downgrade of a Master Issuer Swap Provider, then any Swap Replacement Payment payable to the Master Issuer by a replacement swap provider as a result of its entry into a replacement swap agreement with the Master Issuer shall be applied by the Master Issuer in or towards the costs of the termination amount owed to the relevant Master Issuer Swap Provider and, for the avoidance of doubt, will not constitute Master Issuer Revenue Receipts. To the extent that an early termination of a Master Issuer Swap Agreement is not caused by the ratings downgrade of a Master Issuer Swap Provider then the Master Issuer Revenue Receipts shall include any Swap Replacement Payment received by the Master Issuer.

(i)

Any termination amount received from a Master Issuer Swap Provider shall be paid into an Additional Master Issuer Account and shall be applied by the Master Issuer in making any payment required in connection with the entry to by the Master Issuer into any replacement Master Issuer Swap Agreement or shall be transferred to the Master Issuer Swap Collateral Account if the Master Issuer decides not to enter into a replacement Master Issuer Swap Agreement.

4.2	Additional Master Issuer Accounts and Master Issuer Swap Collateral Accounts

(a)

If established, the Master Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to any Additional Master Issuer Account or any Master Issuer Swap Collateral Account other than as created under or permitted pursuant to the Master Issuer Deed of Charge.

(b)

The Master Issuer Cash Manager shall procure that the relevant amounts are paid into the applicable Additional Master Issuer Account or applicable Master Issuer Swap Collateral Account and the Master Issuer Cash Manager shall procure that all interest earned on the relevant Additional Master Issuer Account or relevant Master Issuer Swap Collateral Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of an Additional Master Issuer Account are credited to such account.

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(c)

Each of the payments into any Additional Master Issuer Account or any Master Issuer Swap Collateral Account referred to in Clause 4.2(b) shall be made forthwith upon receipt by the Master Issuer or the Master Issuer Cash Manager of the amount in question.

(d)

For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Master Issuer Cash Manager may, and shall, withdraw Cash from an Additional Master Issuer Account or a Master Issuer Swap Collateral Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e)

The Master Issuer Cash Manager shall promptly notify each of the Master Issuer and the Master Issuer Security Trustee of any additional account which is established pursuant to clause 3.1 or clause 3.3 of the Master Issuer Bank Account Agreement or any account established to replace or supplement such account.

(f)

Each of the Master Issuer Cash Manager and the Master Issuer undertakes that, so far as it is able to procure the same, the Additional Master Issuer Accounts and any Master Issuer Swap Collateral Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Master Issuer Bank Account Agreement, be changed without the prior written consent of the Master Issuer Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Master Issuer Cash manager may change the Authorised Signatories in respect of any instructions or mandates without the prior written consent of the Master Issuer Security Trustee in accordance with the terms of the Master Issuer Bank Account Agreement.

4.3	Withdrawals

(a)

The Master Issuer Cash Manager may make withdrawals on behalf of the Master Issuer from the Master Issuer Accounts, as permitted by this Agreement, until such time as the Master Issuer Cash Manager receives a copy of a Master Issuer Note Enforcement Notice served by the Master Issuer Security Trustee on the Master Issuer, but shall not, in carrying out its functions as Master Issuer Cash Manager under this Agreement, otherwise make withdrawals from the Master Issuer Accounts.

(b)

Upon receipt of such a Master Issuer Note Enforcement Notice, no amount shall be withdrawn from the Master Issuer Accounts by the Master Issuer Cash Manager without the prior written consent of the Master Issuer Security Trustee.

4.4	Cash Management

In administering the Master Issuer Accounts on behalf of the Master Issuer and the Master Issuer Security Trustee, the Master Issuer Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Master Issuer Cash Manager of a copy of any Master Issuer Note Enforcement Notice served on the Master Issuer. Following service of a Master Issuer Note Enforcement Notice on the Master Issuer, the Master Issuer Security Trustee or any Receiver appointed by the Master Issuer Security Trustee will administer the Master Issuer Accounts in accordance with the terms of the Master Issuer Deed of Charge.

4.5	Master Issuer Ledgers

(a)	The Master Issuer Cash Manager shall open and maintain in the books of the Master Issuer the following ledgers:

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(i)

the Master Issuer Revenue Ledger, which shall record all Master Issuer Revenue Receipts (which shall exclude any fees to be paid by Funding on each Funding Interest Payment Date under the terms of the Master Intercompany Loan Agreement) (other than in respect of any termination payment due by the Master Issuer in respect of any Master Issuer Swap)) standing to the credit of the Master Issuer Transaction Accounts from time to time and a sub-ledger in respect of each Series and Class of Master Issuer Notes which shall record interest received in respect of the Master Issuer Term Advances funded by each such Series and Class of Master Issuer Notes;

(ii)

the Master Issuer Principal Ledger, which shall record all Master Issuer Principal Receipts standing to the credit of the Master Issuer Accounts from time to time and a sub-ledger in respect of each Series and Class or Sub Class of Master Issuer Notes which shall record principal repayments in respect of the Master Issuer Term Advances funded by each such Series and Class or Sub Class of Master Issuer Notes; and

(iii)

the Master Issuer Swap Collateral Ledger (which shall comprise such sub-ledgers as the Master Issuer Cash Manager considers appropriate), to record all payments, transfers and receipts in connection with Swap Collateral, including, without limitation:

(A)	the receipt of any Swap Collateral by the Master Issuer from the Master Issuer Swap Providers;

(B)	the receipt of any income or distributions in respect of such Swap Collateral;

(C)	the payment or transfer of all, or any part of, such Swap Collateral to the relevant Master Issuer Swap Provider; and

(D)	the payment or transfer of all, or any part of, such Swap Collateral to the relevant Master Issuer Accounts,

provided that the Master Issuer Swap Collateral Ledger (and sub-ledgers) shall only be established in the event that any Master Issuer Swap Provider pays or transfers Swap Collateral to the Master Issuer in accordance with the relevant Master Issuer Swap Agreement;

(iv)

the Master Issuer Expense Ledger, which shall record payments of fees received from Funding under the Master Intercompany Loan Agreement and payments out in accordance with the Master Issuer Pre-Enforcement Revenue Priority of Payments; and

(v)

the Master Issuer Note Ledger, which shall be divided into segregated sub-ledgers each of which shall record payments made under each Series and Class or Sub Class of Master Issuer Notes (each of which shall be further divided into sub-ledgers to record payments of interest and fees and repayments and prepayments of principal made under such Series and Class or Sub Class of Master Issuer Notes).

(b)	The Master Issuer Cash Manager shall make credits and debits to the Master Issuer Ledgers in accordance with the provisions of paragraphs 5 to 9 of Schedule 2 hereto.

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4.6	Termination of Swaps

If on or prior to the date of the earlier of (i) repayment in full of any Series and Class of Master Issuer Notes or (ii) the service of a Master Issuer Note Enforcement Notice on the Master Issuer, any of the Master Issuer Swaps related to such Series and Class are terminated, the Master Issuer Cash Manager (on behalf of the Master Issuer and the Master Issuer Security Trustee) shall purchase a replacement hedge (taking into account any early termination payment received from the relevant Master Issuer Swap Provider) in respect of such Series and Class of Master Issuer Notes, against, as appropriate:

(a)	fluctuations in the relevant currency swap rate between Dollars and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

(i)	LIBOR for one-month Dollar deposits (in relation to any such Series and Class of Master Issuer Notes that are US Dollar Notes and that are Money Market Notes); or

(ii)	LIBOR for three-month Dollar deposits (in relation to any such Series and Class of Master Issuer Notes that are US Dollar Notes and that are not Money Market Notes); or

(b)

fluctuations in the relevant currency swap rate between Euro and Sterling or the possible variance between LIBOR for three-month Sterling deposits and EURIBOR for three-month Euro deposits (in relation to any such Series and Class of Master Issuer Notes that are Euro Notes); or

(c)	fluctuations in the relevant currency swap rate between the Specified Currency and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

(i)	LIBOR for one-month deposits of the Specified Currency (in relation to any such Series and Class of Master Issuer Notes of the Specified Currency that are Money Market Notes); or

(ii)	LIBOR for three-month deposits of the Specified Currency (in relation to any such Series and Class of Master Issuer Notes that are not Money Market Notes);

in each case, on terms acceptable to the Rating Agencies and the Master Issuer and the Master Issuer Security Trustee and with a swap provider whom the Rating Agencies have previously confirmed in writing to the Master Issuer and the Master Issuer Security Trustee will not cause the then current ratings of the Master Issuer Notes to be downgraded.

4.7	Swap Collateral

(a)	In the event that, pursuant to the terms of a Master Issuer Swap Agreement, a Master Issuer Swap Provider pays or transfers Swap Collateral to the Master Issuer, the Master Issuer Cash Manager shall:

(i)

if not already created, create the Master Issuer Swap Collateral Ledger in the books of the Master Issuer so as to record the amount and type of such Swap Collateral and identify the relevant Master Issuer Swap Agreement in respect of which it has been posted;

(ii)	upon receipt of such Swap Collateral, credit it to and record the relevant details in the relevant Master Issuer Swap Collateral Ledger;

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(iii)	to the extent that such Swap Collateral is in the form of Cash, pay it into the relevant Master Issuer Swap Collateral Cash Account; and

(iv)	to the extent that such Swap Collateral is in the form of securities, arrange for it to be credited to the relevant Master Issuer Swap Collateral Securities Account.

(b)

Any such Swap Collateral shall not form part of the Master Issuer Available Funds provided that, if the terms of the relevant Master Issuer Swap Agreement permit such Swap Collateral to be applied in or towards satisfaction of the relevant Master Issuer Swap Provider's obligations under the relevant Master Issuer Swap Agreement (including in respect of any termination payment), and in the event that such Swap Collateral is to be so applied, the Master Issuer Cash Manager shall:

(i)

where the relevant Swap Collateral is in the form of Cash, transfer the relevant amount of Cash from the relevant Master Issuer Swap Collateral Cash Account to the Master Issuer Transaction Account or, to an Additional Master Issuer Account in the case of transfers made in respect of any termination payment due from the relevant Master Issuer Swap Provider to the Master Issuer; or

(ii)

where the relevant Swap Collateral is in the form of securities, realise the Swap Collateral and pay the amount of the net proceeds into the relevant Master Issuer Transaction Account or, to an Additional Master Issuer Account in the case of transfers made in respect of any termination payment due from the relevant Master Issuer Swap Provider to the Master Issuer, and, in each case, make the appropriate debits and credits to the Master Issuer Swap Collateral Ledger. Swap Collateral will form part of the Master Issuer Available Funds on its transfer or payment into the relevant Master Issuer Transaction Account in accordance with this Clause 4.7(b).

(c)

To the extent that, pursuant to the terms of the relevant Master Issuer Swap Agreement, Swap Collateral is to be transferred or paid to the relevant Master Issuer Swap Provider, the Master Issuer Cash Manager shall:

(i)	where the relevant Swap Collateral is in the form of Cash, pay the relevant amount of Cash out of the relevant Master Issuer Swap Collateral Cash Account to the Master Issuer Swap Provider; or

(ii)	where the relevant Swap Collateral is in the form of securities, transfer and deliver the Swap Collateral to the Master Issuer Swap Provider,

and, in each case, debit the Master Issuer Swap Collateral Ledger as appropriate.

(d)	The terms of this Clause 4.7 shall prevail if and to the extent that they are inconsistent with the other paragraphs of this Clause 4.

4.8	Notification to Master Issuer Swap Providers

As soon as practicable following the notification to the Note Trustee and the Noteholders of an early redemption of a Series and Class of Master Issuer Notes in accordance with Condition 5 of such Master Issuer Notes, the Master Issuer Cash Manager shall notify, as soon as is reasonably practicable, the relevant Master Issuer Swap Providers (being the Master Issuer Swap Providers who have entered into swap transactions with the Master Issuer relating to such Master Issuer Notes) of such redemption.

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5.	NO LIABILITY

Save as otherwise provided in this Agreement, the Master Issuer Cash Manager shall have no liability for the obligations of either the Master Issuer Security Trustee or the Master Issuer under any of the Transaction Documents or otherwise and nothing in this Agreement shall constitute a guarantee, or similar obligation, by the Master Issuer Cash Manager of either Funding, the Master Issuer Security Trustee or the Master Issuer in respect of any of them.

6.	COSTS AND EXPENSES

Subject to and in accordance with the Master Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Master Issuer Post-Enforcement Priority of Payments, the Master Issuer will on each Interest Payment Date reimburse the Master Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Master Issuer Cash Manager in the performance of the Master Issuer Cash Management Services including any such costs, expenses or charges not reimbursed to the Master Issuer Cash Manager on any previous Interest Payment Date and the Master Issuer Cash Manager shall supply the Master Issuer with an appropriate VAT invoice issued by the Master Issuer Cash Manager or, if the Master Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

7.	INFORMATION

7.1	Use of I.T. systems

(a)

The Master Issuer Cash Manager represents and warrants that as at the date hereof, in respect of the software which is to be used by the Master Issuer Cash Manager in providing the Master Issuer Cash Management Services, it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) to use such software.

(b)	The Master Issuer Cash Manager undertakes that it shall, for the duration of this Agreement, use reasonable endeavours to:

(i)	ensure that the licences and/or consents referred to in paragraph (a) are maintained in full force and effect; and

(ii)

except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Master Issuer elects as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

(c)

The Master Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Master Issuer Cash Manager in providing the Master Issuer Cash Management Services.

(d)

The Master Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Master Issuer elects as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties relating to the above software insofar as the same are capable of assignment.

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7.2	Bank Account Statements

The Master Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each of the Master Issuer Bank Accounts and that it furnishes a copy of such statements to the Master Issuer and the Master Issuer Security Trustee.

7.3	Access to Books and Records

Subject to all applicable laws, the Master Issuer Cash Manager shall permit the Auditors of the Master Issuer and any other person nominated by the Master Issuer Security Trustee (to whom the Master Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Master Issuer Cash Management Services provided by the Master Issuer Cash Manager and related matters in accordance with this Agreement.

7.4	Statutory Obligations

The Master Issuer Cash Manager will use its reasonable endeavours, on behalf of the Master Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Master Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Master Issuer, the Master Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Master Issuer Security Trustee, the Master Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Master Issuer.

7.5	Information Covenants

(a)

The Master Issuer Cash Manager shall provide the Master Issuer, the Master Issuer Security Trustee, the Seller and the Rating Agencies with a quarterly report in, or substantially in, the form set out in Schedule 3 in respect of the Master Issuer. Each such quarterly report shall be delivered to the Master Issuer, the Master Issuer Security Trustee, the Seller and the Rating Agencies by the last Business Day of the month in which the relevant Interest Payment Date occurs.

(b)

The Master Issuer Cash Manager shall provide, or procure the provision of, to the Master Issuer, the Master Issuer Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in Clause 7.4  as soon as reasonably practicable after the preparation thereof upon the request of any such person.

(c)	The Master Issuer Cash Manager shall notify the Rating Agencies in writing of the details of:

(i)	any material amendment to the Master Issuer Transaction Documents;

(ii)	the occurrence of a Note Event of Default; and

(iii)

any other information relating to the Master Issuer Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT such request does not adversely interfere with the Master Issuer Cash Manager's day-to-day provision of the Master Issuer Cash Management Services under the other terms of this Agreement.

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(d)

The Master Issuer Cash Manager shall, at the request of the Master Issuer Security Trustee, furnish the Master Issuer Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Master Issuer Security Trustee to request in connection with this Agreement PROVIDED THAT the Master Issuer Security Trustee shall not make such a request more than once every three months unless, in the belief of the Master Issuer Security Trustee, a Master Intercompany Loan Event of Default, a Note Event of Default or a Master Issuer Cash Manager Termination Event (as defined in Clause 11.1) shall have occurred and is continuing or may reasonably be expected to occur and PROVIDED FURTHER THAT such request does not adversely interfere with the Master Issuer Cash Manager's day-to-day provision of the Master Issuer Cash Management Services under the other terms of this Agreement.

8.	REMUNERATION

8.1	Fee Payable

The Master Issuer shall pay to the Master Issuer Cash Manager for its services hereunder a cash management fee which shall be agreed in writing between the Master Issuer, the Master Issuer Security Trustee and the Master Issuer Cash Manager from time to time.

8.2	Payment of Fee

The cash management fee referred to in Clause 8.1 shall be paid to the Master Issuer Cash Manager in arrear on each Interest Payment Date in the manner contemplated by and in accordance with the provisions of the Master Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Master Issuer Post-Enforcement Priority of Payments.

9.	COVENANTS OF MASTER ISSUER CASH MANAGER

9.1	Covenants

The Master Issuer Cash Manager hereby covenants with and undertakes to each of the Master Issuer and the Master Issuer Security Trustee that without prejudice to any of its specific obligations under this Agreement:

(a)	it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions under this Agreement;

(b)

it will comply with any proper directions, orders and instructions which the Master Issuer or the Master Issuer Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Master Issuer Security Trustee shall prevail;

(c)

it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Master Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Master Issuer Cash Management Services;

(d)

save as otherwise agreed with the Master Issuer and the Master Issuer Security Trustee, it will provide free of charge to the Master Issuer during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Master Issuer under this Agreement;

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(e)	it will not knowingly fail to comply with any legal requirements in the performance of the Master Issuer Cash Management Services;

(f)

it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

(g)	it will not, without the prior written consent of the Master Issuer Security Trustee, amend or terminate any of the Master Issuer Transaction Documents save in accordance with their terms.

9.2	Duration of covenants

The covenants of the Master Issuer Cash Manager in Clause 9.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Master Issuer and/or the Master Issuer Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

10.	MASTER ISSUER CASH MANAGEMENT SERVICES NON EXCLUSIVE

Nothing in this Agreement shall prevent the Master Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Master Issuer or the Master Issuer Security Trustee.

11.	TERMINATION

11.1	Master Issuer Cash Manager Termination Events

If any of the following events (Master Issuer Cash Manager Termination Events) shall occur:

(a)

default is made by the Master Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of three London Business Days after the earlier of the Master Issuer Cash Manager becoming aware of such default and receipt by the Master Issuer Cash Manager of written notice from the Master Issuer or the Master Issuer Security Trustee, as the case may be, requiring the same to be remedied; or

(b)

default is made by the Master Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Master Issuer Security Trustee is materially prejudicial to the interests of the Master Issuer Secured Creditors and such default continues unremedied for a period of twenty days after the earlier of the Master Issuer Cash Manager becoming aware of such default and receipt by the Master Issuer Cash Manager of written notice from the Master Issuer Security Trustee requiring the same to be remedied; or

(c)	while the Master Issuer Cash Manager is the Seller, an Insolvency Event occurs with respect to the Master Issuer Cash Manager,

then the Master Issuer Security Trustee may at once or at any time thereafter while such default continues by giving notice in writing to the Master Issuer Cash Manager terminate its appointment as Master Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

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11.2	Resignation of Master Issuer Cash Manager

The appointment of the Master Issuer Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' written notice of termination given by the Master Issuer Cash Manager to the Master Issuer and the Master Issuer Security Trustee PROVIDED THAT:

(a)	the Master Issuer and the Master Issuer Security Trustee consent in writing to such termination;

(b)	a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

(c)	such substitute cash manager has cash management experience and is approved by the Master Issuer and the Master Issuer Security Trustee;

(d)

such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Master Issuer and the Master Issuer Security Trustee and the Master Issuer Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Master Issuer under such agreement are charged in favour of the Master Issuer Security Trustee on terms satisfactory to the Master Issuer Security Trustee; and

(e)

the then current ratings (if any) of the Master Issuer Notes are not adversely affected as a result thereof, unless otherwise agreed by an Extraordinary Resolution (as defined in the Master Issuer Trust Deed) of the holders of the Master Issuer Notes.

11.3	Effect of Termination

(a)

On and after termination of the appointment of the Master Issuer Cash Manager under this Agreement pursuant to this Clause 11, all authority and power of the Master Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Master Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Master Issuer or the Master Issuer Security Trustee pursuant to this Agreement.

(b)	Upon termination of the appointment of the Master Issuer Cash Manager under this Agreement pursuant to this Clause 11, the Master Issuer Cash Manager shall:

(i)

forthwith deliver (and in the meantime hold on trust for, and to the order of, the Master Issuer or the Master Issuer Security Trustee, as the case may be) to the Master Issuer or the Master Issuer Security Trustee, as the case may be or as it shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Master Issuer or the Master Issuer Security Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Master Issuer Cash Manager on behalf of the Master Issuer or the Master Issuer Security Trustee and any other assets of the Master Issuer and the Master Issuer Security Trustee;

(ii)

take such further action as the Master Issuer or the Master Issuer Security Trustee, as the case may be, may reasonably direct at the expense of the Master Issuer or the Master Issuer Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager), provided that the Master Issuer Security

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Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified or secured to its satisfaction;

(iii)	provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

(iv)

co-operate and consult with and assist the Master Issuer or the Master Issuer Security Trustee or its nominee, as the case may be (which shall, for the avoidance of doubt, include any Receiver appointed by it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Master Issuer or the Master Issuer Security Trustee or such nominee, as the case may be.

11.4	Notice of Event of Default

The Master Issuer Cash Manager shall deliver to the Master Issuer and the Master Issuer Security Trustee as soon as reasonably practicable but in any event within three Business Days of becoming aware thereof a notice of any Master Issuer Cash Manager Termination Event or any Master Issuer Note Event of Default or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Master Issuer Cash Manager Termination Event or Master Issuer Note Event of Default, would constitute the same.

11.5	General provisions relating to termination

(a)

Termination of this Agreement or the appointment of the Master Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Master Issuer and the Master Issuer Security Trustee to the Master Issuer Cash Manager or vice versa incurred before the date of such termination. The Master Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Master Issuer or the Master Issuer Security Trustee.

(b)	This Agreement shall terminate at such time as the Master Issuer Secured Obligations have been fully discharged.

(c)

On termination of the appointment of the Master Issuer Cash Manager under the provisions of this Clause 11, the Master Issuer Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Master Issuer shall pay such monies so receivable by the Master Issuer Cash Manager in accordance with the Master Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Master Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such termination shall not affect the Master Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Master Issuer other than under this Agreement.

(d)	Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

12.	FURTHER ASSURANCE

12.1	Co-operation, etc.

The parties to this Agreement agree that they will co-operate fully to do all such further acts and

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things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

12.2	Powers of attorney

Without prejudice to the generality of Clause 12.1, the Master Issuer and the Master Issuer Security Trustee shall upon request by the Master Issuer Cash Manager forthwith give to the Master Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Master Issuer Cash Manager to perform the Master Issuer Cash Management Services.

12.3	Change of Master Issuer Security Trustee

In the event that there is any change in the identity of the Master Issuer Security Trustee or an additional Master Issuer Security Trustee is appointed in accordance with the Master Issuer Deed of Charge, the existing Master Issuer Security Trustee, the new Master Issuer Security Trustee or the retiring Master Issuer Security Trustee, as the case may be, the Master Issuer Cash Manager and the Master Issuer shall execute such documents and take such actions as such of the existing Master Issuer Security Trustee, the new Master Issuer Security Trustee and/or the retiring Master Issuer Security Trustee, as applicable shall agree are reasonably necessary for the purpose of vesting in such new Master Issuer Security Trustee the rights and benefits of the Master Issuer Security Trustee under this Agreement and under the Master Issuer Deed of Charge and, if relevant, releasing the retiring Master Issuer Security Trustee from its future obligations hereunder or thereunder and while any of the Master Issuer Notes remain outstanding shall give notice thereof to the Rating Agencies.

12.4	No obligation on Master Issuer Security Trustee

Nothing contained in this Agreement shall impose any obligation or liability on the Master Issuer Security Trustee to assume or perform any of the obligations of the Master Issuer or the Master Issuer Cash Manager under this Agreement or render it liable for any breach thereof.

13.	NEW NOTES

On each occasion that the Master Issuer issues a new Series and Class or Sub Class of Master Issuer Notes, the Master Issuer Cash Manager, the Master Issuer and the Master Issuer Security Trustee shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including any Master Issuer Swap Provider and any other person who is required to execute an Accession Undertaking or any other Master Issuer Transaction Document relating to such new Series and Class or Sub Class of Master Issuer Notes to the Master Issuer Deed of Charge.

14.	MISCELLANEOUS

14.1	No set-off

The Master Issuer Cash Manager agrees that it will not:

(a)

set-off or purport to set-off any amount which either the Master Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to any Master Issuer Transaction Account; or

(b)

make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time stand to the credit of any Master Issuer Transaction Account.

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14.2	No Petition

The Master Issuer Cash Manager agrees that for so long as any Master Issuer Notes are outstanding it will not petition or commence proceedings for the administration or winding-up of the Master Issuer or participate in any such proceedings with regard thereto or file documents with the court for the appointment of an administrator in relation to the Master Issuer or serve a notice of intention to appoint an administrator in relation to the Master Issuer.

14.3	No Recourse

(a)

In relation to all sums due and payable by the Master Issuer to the Master Issuer Cash Manager, the Master Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Master Issuer pursuant to the provisions of the Master Issuer Transaction Documents.

(b)

For the avoidance of doubt, the Master Issuer Security Trustee shall not be liable to pay any amounts due under Clauses 6 and 8, but without prejudice to the obligations of the Master Issuer or any Receiver appointed pursuant to the Master Issuer Deed of Charge in respect of such amounts.

(c)

Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Master Issuer Security Trustee under or in connection with this Agreement (other than its obligations under Clause 15) shall automatically terminate upon the discharge in full of all Master Issuer Secured Liabilities, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.	CONFIDENTIALITY

During the continuance of this Agreement or after its termination, each of the Master Issuer, the Master Issuer Cash Manager and the Master Issuer Security Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party to this agreement of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this Clause 15 shall not apply:

(a)	to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

(b)	to any information subsequently received by the recipient which it would otherwise be free to disclose;

(c)	to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

(d)

to any extent that the recipient is required to disclose the same pursuant to any law or order of any court of competent jurisdiction or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators or stock exchange);

(e)

to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Master Issuer Note Event of Default, or a Master Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the

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Master Issuer Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

(f)

in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Master Issuer or any New Issuer) to any Rating Agency or any prospective new cash manager or Master Issuer Security Trustee.

16.	NOTICES

Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00pm (London time) on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

(a)

in the case of the Master Issuer Cash Manager, to Abbey National plc at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of the Securitisation Team, Retail Credit Risk;

(b)

in the case of the Master Issuer, to Holmes Master Issuer PLC at Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc c/o Abbey House (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Credit Risk; and

(c)

in the case of the Master Issuer Security Trustee, to The Bank of New York, 40th Floor, One Canada Square, London E14 5AL (facsimile number 44 20 7964 6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 16.

17.	VARIATION AND WAIVER

No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.	NO PARTNERSHIP

It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

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19.	ASSIGNMENT

19.1	Assignment by the Master Issuer

The Master Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Master Issuer Security Trustee and the Master Issuer Cash Manager, except that the Master Issuer may assign its respective rights hereunder without such consent pursuant to the Master Issuer Deed of Charge.

19.2	No assignment by Master Issuer Cash Manager

The Master Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Master Issuer and the Master Issuer Security Trustee, such consent not to be unreasonably withheld or delayed.

20.	EXCLUSION OF THIRD PARTY RIGHTS

The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

21.	COUNTERPARTS

This Agreement may be executed in any number of counterparts (manually or by facsimile) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

22.	GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with, the laws of England and Wales.

23.	SUBMISSION TO JURISDICTION

Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

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SCHEDULE 1

MASTER ISSUER CASH MANAGEMENT SERVICES

The Master Issuer Cash Manager shall:

(a)

operate the Master Issuer Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement, the Master Issuer Deed of Charge, the Master Issuer Bank Account Agreement and any other relevant Master Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Master Issuer Cash Manager to make funds available to the Master Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b)	keep records for all taxation purposes (including, without limitation, those relating to VAT);

(c)

subject to any applicable law, assist the Auditors of the Master Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors of the Master Issuer;

(d)

make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Master Issuer or required to be given by the Master Issuer pursuant to the Master Issuer Transaction Documents;

(e)

arrange for all payments due to be made by the Master Issuer under any of the Master Issuer Transaction Documents, PROVIDED THAT such moneys are at the relevant time available to the Master Issuer and PROVIDED FURTHER THAT nothing herein shall constitute a guarantee by the Master Issuer Cash Manager of all or any of the obligations of the Master Issuer under any of the Master Issuer Transaction Documents;

(f)

without prejudice to the role of and in conjunction with the Master Issuer Corporate Services Provider under the Master Issuer Corporate Services Agreement, keep general books of account and records of the Master Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of Tax returns;

(g)

without prejudice to the role of and in conjunction with the Master Issuer Corporate Services Provider under the Master Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Master Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by US or UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(h)

on behalf of the Master Issuer, PROVIDED THAT monies are at the relevant time available to the Master Issuer, pay all out-of-pocket expenses of the Master Issuer, incurred by the Master Issuer Cash Manager on behalf of the Master Issuer in the performance of the Master Issuer Cash Manager's duties hereunder including without limitation:

(i)	all Taxes which may be due or payable by the Master Issuer;

(ii)	all necessary filing and other fees in compliance with regulatory requirements;

(iii)	all legal and audit fees and other professional advisory fees; and

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(iv)	all communication expenses including postage, courier and telephone charges;

(i)

with the prior written consent of the Master Issuer Security Trustee, the Master Issuer Cash Manager may invest monies standing from time to time to the credit of the Master Issuer Bank Accounts (including, for the avoidance of doubt, sums standing from time to time to the credit of any of the Master Issuer Swap Collateral Accounts) in Authorised Investments, subject to the following provisions:

(i)	any such Authorised Investment shall be made in the joint names of the Master Issuer and the Master Issuer Security Trustee;

(ii)

any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Master Issuer Cash Manager and the Master Issuer Security Trustee by the Master Issuer; and

(iii)

all income and other distributions arising on, or proceeds following the disposal or maturity of, Authorised Investments shall be credited to the Master Issuer Bank Account or Master Issuer Swap Collateral Account from which monies were withdrawn to make the relevant Authorised Investment.

The Master Issuer Security Trustee and the Master Issuer Cash Manager shall not be responsible (save where any loss results from the Master Issuer Security Trustee's or the Master Issuer Cash Manager's, as the case may be, own fraud, wilful default or negligence or that of their respective officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(j)	if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate;

(k)

if necessary, perform all interest rate conversions (whether it be a conversion from a floating rate of interest to a fixed rate of interest, or vice versa) free of charge, cost or expense at the relevant interest swap rate;

(l)

 for the purposes of any calculations referred to in sub-paragraphs (j) and (k) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654)) and any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(m)	make all returns and filings required to be made by the Master Issuer and provide or procure the provision of company secretarial and administration services to the Master Issuer;

(n)	arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority of the Financial Services Authority;

(o)

provide services in relation to Swap Collateral (including, without limitation, (i) in connection with the transfer, receipt, administration or holding of Swap Collateral, (ii) the making of calculations, determinations, communications or valuations (iii) the opening and maintenance of the Master Issuer Swap Collateral Accounts and the Master Issuer Swap Collateral Ledger and (iv) the entering into of Master Issuer Swap Collateral Ancillary Documents); and

(p)	provide the Master Issuer, Funding, the Master Issuer Security Trustee and the Rating Agencies with quarterly reports in relation to the Master Issuer.

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SCHEDULE 2

CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.	Determination

(a)	On each Note Determination Date, the Master Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

(i)	the amount of any Master Issuer Principal Receipts and Master Issuer Revenue Receipts available as at the following Interest Payment Date; and

(ii)	the Principal Amount Outstanding of the Master Issuer Notes, the Pool Factor, and the Note Principal Payment of the Master Issuer Notes in accordance with the Conditions.

(b)

The Master Issuer Cash Manager shall determine and notify the Master Issuer, the Note Trustee, the Registrar and the Paying Agents on or prior to 11:00 a.m. (London time) on the last day of each Interest Period of any Additional Interest payable in respect of such Interest Period.

(c)	(i)

The Master Issuer Cash Manager may make all the determinations referred to in paragraph 1(a) and paragraph 1(b) on the basis of any reasonable and proper assumptions as the Master Issuer Cash Manager considers appropriate (including, without limitation, as to the amount of any payments to be made under paragraph 3 below during the period from and including the Master Issuer Note Determination Date to but excluding the next Interest Payment Date).

(ii)

The Master Issuer Cash Manager shall on request notify the Master Issuer and the Master Issuer Security Trustee of any such other assumptions and shall take account of any representations made by the Master Issuer and the Master Issuer Security Trustee (as the case may be) in relation thereto.

(d)	Each determination made in accordance with this paragraph 1 shall (in the absence of fraud, wilful default, negligence or manifest error) be final and binding on all persons.

2.	Notification of Determinations

(a)	The Master Issuer Cash Manager will cause each determination of Master Issuer Available Funds to be notified forthwith to the Master Issuer.

(b)	The Master Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to Condition 5.3 are made.

(c)

The Master Issuer Cash Manager will promptly notify the Master Issuer and each Calculation Agent (as defined in each of the Funding Swap Agreement and each relevant Master Issuer Swap Agreement) of the relevant Note Principal Payment determined in accordance with paragraph 1(a)(ii) above.

3.	Priority of Payments for Master Issuer Revenue Receipts

Master Issuer Revenue Receipts will be applied, as applicable:

(a)	on each Interest Payment Date; or

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(b)

on each day when due in respect of amounts due to third parties pursuant to paragraph (b) below or amounts due to the Master Issuer Account Banks under the Master Issuer Bank Account Agreement pursuant to paragraph (c) below, in each case until enforcement of the Master Issuer Security pursuant to the Master Issuer Deed of Charge or until such time as there are no Master Issuer Secured Obligations outstanding, in making such payments and provisions in the following order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) (the Master Issuer Pre-Enforcement Revenue Priority of Payments):

(a)	firstly, without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

(i)

the Master Issuer Security Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Master Issuer Security Trustee under the Master Issuer Deed of Charge;

(ii)

the Note Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Note Trustee under the Master Issuer Trust Deed; and

(iii)

the Agent Bank, the Paying Agents, the Registrar and the Transfer Agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following Interest Period to the Agent Bank, the Registrar, the Transfer Agent and the Paying Agents under the Master Issuer Paying Agent and Agent Bank Agreement;

(b)

secondly, to pay amounts due to any third party creditors of the Master Issuer (other than those referred to later in this priority of payments), which amounts have been incurred without breach by the Master Issuer of the Transaction Documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following Interest Period by the Master Issuer and to pay or discharge any liability of the Master Issuer for corporation tax on any chargeable income, profit or gain of the Master Issuer;

(c)	thirdly, without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

(i)

the Master Issuer Cash Manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the Master Issuer Cash Manager in the immediately succeeding interest period, under the Master Issuer Cash Management Agreement;

(ii)

the Master Issuer Corporate Services Provider, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the Master Issuer Corporate Service Provider in the immediately succeeding interest period under the Master Issuer Corporate Services Agreement; and

(iii)

the Master Issuer Account Bank, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the Master Issuer Account Bank in the immediately succeeding interest period under the Master Issuer Bank Account Agreement;

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(d)

fourthly, from amounts (excluding principal) received by the Master Issuer from Funding in respect of each AAA Master Issuer Term Advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Master Issuer Notes):

(i)

to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class A Master Issuer Notes (including any termination payment but excluding any Master Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

(ii)	pro rata and pari passu, to pay interest due and payable (if any) on the related Series and Class of Class A Master Issuer Notes on such Interest Payment Date;

(e)

fifthly, from amounts (excluding principal) received by the Master Issuer from Funding in respect of each AA Master Issuer Term Advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Master Issuer Notes):

(i)

to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class B Master Issuer Notes (including any termination payment but excluding any Master Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

(ii)	pro rata and pari passu, to pay interest due and payable (if any) on the related Series and Class of Class B Master Issuer Notes on such Interest Payment Date;

(f)

sixthly, from amounts (excluding principal) received by the Master Issuer from Funding in respect of each A Master Issuer Term Advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Master Issuer Notes):

(i)

to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class M Master Issuer Notes (including any termination payment but excluding any Master Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

(ii)	pro rata and pari passu, to pay interest due and payable (if any) on the related Series and Class of Class M Master Issuer Notes on such Interest Payment Date;

(g)

seventhly, from amounts (excluding principal) received by the Master Issuer from Funding in respect of each BBB Master Issuer Term Advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Master Issuer Notes):

(i)

to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class C Master Issuer Notes (including any termination payment but excluding any Master Issuer Swap Excluded

24

Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

(ii)	pro rata and pari passu, to pay interest due and payable (if any) on the related Series and Class of Class C Master Issuer Notes on such Interest Payment Date;

(h)

eighthly, from amounts (excluding principal) received by the Master Issuer from Funding in respect of each BB Master Issuer Term Advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Master Issuer Notes):

(i)

to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class D Master Issuer Notes (including any termination payment but excluding any Master Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

(ii)	pro rata and pari passu, to pay interest due and payable (if any) on the related Series and Class of Class D Master Issuer Notes on such Interest Payment Date;

(i)	ninthly, without priority among them but in proportion to the respective amounts due, to pay any Master Issuer Swap Excluded Termination Payment due to a Master Issuer Swap Provider; and

(j)

tenthly, to the Master Issuer, an amount equal to 0.01 per cent. of the interest received on the Master Issuer Term Advances under the Master Intercompany Loan Agreement, to be retained by the Master Issuer as profit; and

(k)	eleventhly, the balance (if any) to the Master Issuer.

4.	Priority of Payments for Master Issuer Principal Receipts

Subject to Condition 5 of the Master Issuer Notes, until enforcement of the Master Issuer Security pursuant to the Master Issuer Deed of Charge or until such time as there are no Master Notes outstanding, Master Issuer Principal Receipts will be applied on each Interest Payment Date as follows:

(a)

from principal amounts received by the Master Issuer from Funding in respect of each AAA Master Issuer Term Advance (and in respect of (ii) below, the principal amounts received (if any) from the Master Issuer Swap Providers in respect of the related Series and Class of Master Issuer Notes):

(i)

to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class A Master Issuer Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

(ii)	to payments due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class A Master Issuer Notes;

(b)	from principal amounts received by the Master Issuer from Funding in respect of each AA Master Issuer Term Advance (and in respect of (ii) below, the principal amounts received (if

25

any) from the Master Issuer Swap Providers under the relevant Master Issuer Swap Agreements in respect of the related Series and Class of Master Issuer Notes);

(i)

to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class B Master Issuer Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

(ii)	to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class B Master Issuer Notes):

(c)

from principal amounts received by the Master Issuer from Funding in respect of each A Master Issuer Term Advance (and in respect of (ii) below, the principal amounts received (if any) from the Master Issuer Swap Providers under the relevant Master Issuer Swap Agreements in respect of the related Series and Class of Master Issuer Notes):

(i)

to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class M Master Issuer Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

(ii)	to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class M Master Issuer Notes)

(d)

from principal amounts received by the Master Issuer from Funding in respect of each BBB Master Issuer Term Advance (and in respect of (ii) below, the principal amounts received (if any) from the Master Issuer Swap Providers under the relevant Master Issuer Swap Agreements in respect of the related Series and Class of Master Issuer Notes):

(i)

to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class C Master Issuer Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

(ii)	to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class C Master Issuer Notes)

(e)

from principal amounts received by the Master Issuer from Funding in respect of each BB Master Issuer Term Advance (and in respect of (ii) below, the principal amounts received (if any) from the Master Issuer Swap Providers under the relevant Master Issuer Swap Agreements in respect of the related Series and Class of Master Issuer Notes):

(i)

to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class D Master Issuer Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

(ii)	to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class D Master Issuer Notes)

The amounts standing to the credit of any sub-ledger of the Master Issuer Principal Ledger (in respect of a Series and Class of Notes) may only be applied by the Master Issuer Cash Manager to pay the principal amounts due (if any) in respect of such Series and Class of Master Issuer Notes under the above Master Issuer Pre-Enforcement Principal Priority of Payments.

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5.	Use of Ledgers

The Master Issuer Cash Manager shall forthwith record monies received or payments made by it on behalf of the Master Issuer in the ledgers in the manner set out in this Agreement. If, at any time, the Master Issuer Cash Manager is in any doubt as to which ledger a particular amount should be credited or debited, it shall consult with the Master Issuer Security Trustee thereon.

A debit item shall only be made in respect of any of the Master Issuer Ledgers, and the corresponding payment or transfer (if any) may only be made from the Master Issuer Accounts, to the extent that such entry does not cause the relevant ledger to have a debit balance.

6.	Master Issuer Revenue Ledger

The Master Issuer Cash Manager shall ensure that:

(a)	the following amounts shall be credited to the Master Issuer Revenue Ledger:

(i)	all interest and any other amount (not including principal), if any, paid by Funding to the Master Issuer under the terms of the Master Intercompany Loan Agreement;

(ii)

all interest received by the Master Issuer in respect of the Master Issuer Accounts (but excluding any interest in respect of collateral provided by a Master Issuer Swap Provider to the Master Issuer as described below);

(iii)	all amounts received by the Master Issuer representing income on any Issuer Authorised Investments;

(iv)

other net income of the Master Issuer including amounts received under the Master Issuer Swap Agreements (other than any early termination amount which is received by the Master Issuer under the Master Issuer Swap Agreements and any amount to be credited to the relevant Master Issuer Swap Collateral Account, including interest thereon);

(b)	any payment or provision made under paragraph 3 of this Schedule 2 shall be debited to the Master Issuer Revenue Ledger and the applicable sub-ledger; and

(c)

the amounts received from Funding in respect of interest due on a Master Issuer Term Advance shall be credited to a sub-ledger (in respect of the Series and Class of Master Issuer Notes that funded such Master Issuer Term Advance) to the Master Issuer Revenue Ledger and payments of interest in respect of such Series and Class of Master Issuer Notes by the Master Issuer shall be debited to such sub-ledger.

7.	Master Issuer Principal Ledger

The Master Issuer Cash Manager shall ensure that:

(a)	all principal paid by Funding to the Master Issuer under the terms of the Master Intercompany Loan Agreement shall be credited to the Master Issuer Principal Ledger;

(b)	any payment or provision made under paragraph 4 of Schedule 2 of the Master Issuer Deed of Charge shall be debited to the Master Issuer Principal Ledger; and

(c)	the amounts of principal received from Funding in respect of a Master Issuer Term Advance shall be credited to a sub-ledger to the Master Issuer Principal Ledger in respect of the Series

27

and Class of Master Issuer Notes which funded such Master Issuer Term Advance and repayments of principal in respect of such Series and Class of Master Issuer Notes by the Master Issuer or on its behalf shall be debited to such sub-ledger.

8.	Records

The Master Issuer Cash Manager shall ensure that a separate record is kept of any amount received from each of the Master Issuer Swap Providers pursuant to each of the Master Issuer Swap Agreements.

9.	Master Issuer Swap Collateral Ledger

In connection with Swap Collateral the Master Issuer Cash Manager shall ensure that the appropriate debits and credits are made to the Master Issuer Swap Collateral Ledger in accordance with Clause 4.7 (Swap Collateral).

10.	Master Issuer Expenses Ledger

The Master Issuer Cash Manager shall ensure that:

(a)	any fees paid by Funding on each Funding Interest Payment Date under the terms of the Master Intercompany Loan Agreement shall be credited to the Master Issuer Expenses Ledger; and

(b)

any payment or provision of fees made under the Master Issuer Priority of Payments using fees paid by Funding under the terms of the Master Intercompany Loan Agreement shall be debited to the Master Issuer Expenses Ledger.

11.	Master Issuer Note Ledger

The Master Issuer Cash Manager shall ensure that:

(i)	the following amounts shall be debited on a sub-ledger to the Master Issuer Note Ledger in respect of a Series and Class of Master Issuer Notes:

(a)

all interest (not including principal), if any, paid by the Master Issuer in respect of such Series and Class of Master Issuer Notes under the terms and conditions of such Series and Class of Master Issuer Notes; and

(b)	all amounts of principal, if any, paid by the Master Issuer in respect of such Series and Class of Master Issuer Notes under the terms and conditions of such Series and Class of Master Issuer Notes.

(i)	the following amounts shall be credited on such sub-ledger to the Master Issuer Note Ledger in respect of a Series and Class of Master Issuer Notes.

(a)	the initial Principal Amount Outstanding of such Series and Class of Master Issuer Notes; and

(b)	all interest accrued in respect of such Series and Class of Master Issuer Notes under the terms and conditions of such Series and Class of Master Issuer Notes.

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SCHEDULE 3

FORM OF MASTER ISSUER QUARTERLY REPORT

Holmes Master Issuer PLC Profit and Loss Account Period Ended [ ]
	This Quarter	Prior Quarter
	£'000	£'000
Interest receivable – Inter-company loan	-	-
Interest receivable – Cash collateral
Interest receivable – Cash deposits	-	-
	-	-

Interest payable – Notes	-	-
Interest payable – CSFB	-	-
	-	-
Net operating income	-	-

Fair value derivative	-	-
Operating expenses	-	-

Profit on ordinary activities before taxation	-	-
	-	-

Taxation	-	-
	-	-
Profit on ordinary activities after taxation	-	-

Dividend	-	-

Retained profit brought forward	-	-

Retained profit carried forward	-	-

29

Holmes Master Issuer PLC Balance Sheet Period Ended [ ]
	£'000	£'000

Fixed asset investments
Loans to Funding		-

Current assets
Accrued interest receivable	-
Deferred Tax	-
Cash at bank	-
Cash collateral	-

Creditors: Amounts falling due within one year
Fair value derivative	-
Accrued interest payable	-
-

Net current assets		-
Total assets less current liabilities		-

Creditors: Amounts falling due after more than one year
Amounts due to noteholders		-
Net assets		-

Capital and reserves
Share capital		-
Reserves		-
-

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Holmes Master Issuer PLC

Issue [•] Notes Outstanding

Period Ending [•]

	ISIN / CUSIP Number	Currency	Reference Rate
Series 1 Class A	[•]	[•]	[•]
Series 1 Class B	[•]	[•]	[•]
Series 1 Class C	[•]	[•]	[•]
Series 2 Class A	[•]	[•]	[•]
Series 2 Class B	[•]	[•]	[•]
Series 2 Class M	[•]	[•]	[•]
Series 2 Class C	[•]	[•]	[•]
Series 3 Class A1	[•]	[•]	[•]
Series 3 Class A2	[•]	[•]	[•]
Series 3 Class A3	[•]	[•]	[•]
Series 3 Class B2	[•]	[•]	[•]
Series 3 Class B3	[•]	[•]	[•]
Series 3 Class M2	[•]	[•]	[•]
Series 3 Class M3	[•]	[•]	[•]
Series 3 Class C2	[•]	[•]	[•]
Series 3 Class C3	[•]	[•]	[•]

	Step-Up Date	Expected Repayment Date	Initial Margin	Step-Up Margin
Series 1 Class A	[•]	[•]	[•]	[•]
Series 1 Class B	[•]	[•]	[•]	[•]
Series 1 Class C	[•]	[•]	[•]	[•]
Series 2 Class A	[•]	[•]	[•]	[•]
Series 2 Class B	[•]	[•]	[•]	[•]

31

Series 2 Class M	[•]	[•]	[•]	[•]
Series 2 Class C	[•]	[•]	[•]	[•]
Series 3 Class A1	[•]	[•]	[•]	[•]
Series 3 Class A2	[•]	[•]	[•]	[•]
Series 3 Class A3	[•]	[•]	[•]	[•]
Series 3 Class B2	[•]	[•]	[•]	[•]
Series 3 Class B3	[•]	[•]	[•]	[•]
Series 3 Class M2	[•]	[•]	[•]	[•]
Series 3 Class M3	[•]	[•]	[•]	[•]
Series 3 Class C2	[•]	[•]	[•]	[•]
Series 3 Class C3	[•]	[•]	[•]	[•]

	Payment Frequency	Next Payment Date	Moody's Ratings	S&P Ratings	Fitch Ratings
Series 1 Class A	[•]	[•]	[•]	[•]	[•]
Series 1 Class B	[•]	[•]	[•]	[•]	[•]
Series 1 Class C	[•]	[•]	[•]	[•]	[•]
Series 2 Class A	[•]	[•]	[•]	[•]	[•]
Series 2 Class B	[•]	[•]	[•]	[•]	[•]
Series 2 Class M	[•]	[•]	[•]	[•]	[•]
Series 2 Class C	[•]	[•]	[•]	[•]	[•]
Series 3 Class A1	[•]	[•]	[•]	[•]	[•]
Series 3 Class A2	[•]	[•]	[•]	[•]	[•]
Series 3 Class A3	[•]	[•]	[•]	[•]	[•]
Series 3 Class B2	[•]	[•]	[•]	[•]	[•]
Series 3 Class B3	[•]	[•]	[•]	[•]	[•]
Series 3 Class M2	[•]	[•]	[•]	[•]	[•]
Series 3 Class M3	[•]	[•]	[•]	[•]	[•]

32

Series 3 Class C2	[•]	[•]	[•]	[•]	[•]
Series 3 Class C3	[•]	[•]	[•]	[•]	[•]

	Initial Note Balance	Previous Principal	Redemptions	Current Principal
Series 1 Class A	[•]	[•]	[•]	[•]
Series 1 Class B	[•]	[•]	[•]	[•]
Series 1 Class C	[•]	[•]	[•]	[•]
Series 2 Class A	[•]	[•]	[•]	[•]
Series 2 Class B	[•]	[•]	[•]	[•]
Series 2 Class M	[•]	[•]	[•]	[•]
Series 2 Class C	[•]	[•]	[•]	[•]
Series 3 Class A1	[•]	[•]	[•]	[•]
Series 3 Class A2	[•]	[•]	[•]	[•]
Series 3 Class A3	[•]	[•]	[•]	[•]
Series 3 Class B2	[•]	[•]	[•]	[•]
Series 3 Class B3	[•]	[•]	[•]	[•]
Series 3 Class M2	[•]	[•]	[•]	[•]
Series 3 Class M3	[•]	[•]	[•]	[•]
Series 3 Class C2	[•]	[•]	[•]	[•]
Series 3 Class C3	[•]	[•]	[•]	[•]

	Currency Swap Counterparty	Current Ratings	Rating Trigger	Comments
		Moody's / S&P / Fitch	Moody's / S&P / Fitch
Series 1 Class A	[•]	[•]	[•]	[•]
Series 1 Class B	[•]	[•]	[•]	[•]
Series 1 Class C	[•]	[•]	[•]	[•]
Series 2 Class A	[•]	[•]	[•]	[•]
Series 2 Class B	[•]	[•]	[•]	[•]
Series 2 Class M	[•]	[•]	[•]	[•]
Series 2 Class C	[•]	[•]	[•]	[•]
Series 3 Class A1	[•]	[•]	[•]	[•]
Series 3 Class A2	[•]	[•]	[•]	[•]
Series 3 Class A3	[•]	[•]	[•]	[•]

33

Series 3 Class B2	[•]	[•]	[•]	[•]
Series 3 Class B3	[•]	[•]	[•]	[•]
Series 3 Class M2	[•]	[•]	[•]	[•]
Series 3 Class M3	[•]	[•]	[•]	[•]
Series 3 Class C2	[•]	[•]	[•]	[•]
Series 3 Class C3	[•]	[•]	[•]	[•]

34

SIGNATORIES

Master Issuer Cash Manager

SIGNED by	)
for and on behalf of	) /s/ STEPHEN TYRIE
ABBEY NATIONAL PLC in the presence of:	)

Witness's signature:	/s/ EMMA CORLEY

Name:	EMMA CORLEY

Address:	ONE BUNHILL ROW, LONDON EC1Y 8YY

Master Issuer

SIGNED by	)
for and on behalf of	)	/s/ MARK FILER
HOLMES MASTER ISSUER PLC	)
in the presence of:	)	/s/ RUTH SAMSON

Witness's signature:

Name:

Address:

Master Issuer Security Trustee

SIGNED by	)
for and on behalf of	)	/s/ HELEN KIM
THE BANK OF NEW YORK,	)
LONDON BRANCH	)

35